EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                                 Three Months Ended                 Six Months Ended
                                                                      June 30,                          June 30,
                                                             --------------------------        --------------------------
                                                                1996             1995             1996             1995
                                                             ---------        ---------        ---------        ---------
                                                                         (In Thousands Except Per Share Data)
PRIMARY
  Income from Continuing Operations                          $  18,519        $  69,021        $  44,100        $  99,291
  Dividend requirements of preferred stock                          (4)              (4)              (9)              (9)
                                                             ---------        ---------        ---------        ---------
      Total                                                     18,515           69,017           44,091           99,282
  Income (Loss) from Discontinued Operations                   (68,253)           2,333          (67,913)           1,838
                                                             ---------        ---------        ---------        ---------
  Net Income (Loss)                                          $ (49,738)       $  71,350        $ (23,822)       $ 101,120
                                                             =========        =========        =========        =========

  Weighted average shares outstanding                           56,585           56,248           56,534           56,205
  Assumed conversions:
    Stock options                                                  405              212              409              205
                                                             ---------        ---------        ---------        ---------
      Total                                                     56,990           56,460           56,943           56,410
                                                             =========        =========        =========        =========
  Per share amounts:
    Income from Continuing Operations                        $     .33        $    1.22        $     .77        $    1.76
    Income (Loss) from Discontinued Operations                   (1.20)             .04            (1.19)             .03
                                                             ---------        ---------        ---------        ---------
      Net Income (Loss)                                      $    (.87)       $    1.26        $    (.42)       $    1.79
                                                             =========        =========        =========        =========

FULLY DILUTED
  Income from Continuing Operations                          $  18,519        $  69,021        $  44,100        $  99,291
  Income (Loss) from Discontinued Operations                   (68,253)           2,333          (67,913)           1,838
                                                             ---------        ---------        ---------        ---------
      Net Income (Loss)                                      $ (49,734)       $  71,354        $ (23,813)       $ 101,129
                                                             =========        =========        =========        =========

  Weighted average shares outstanding                           56,585           56,248           56,534           56,205
  Assumed conversions:
    Stock options                                                  462              295              475              315
    Preferred stock                                                114              116              115              119
                                                             ---------        ---------        ---------        ---------
      Total                                                     57,161           56,659           57,124           56,639
                                                             =========        =========        =========        =========
  Per share amounts:
    Income from Continuing Operations                        $     .32        $    1.22        $     .77        $    1.76
    Income (Loss) from Discontinued Operations                   (1.19)             .04            (1.19)             .03
                                                             ---------        ---------        ---------        ---------
    Net Income (Loss)                                        $    (.87)       $    1.26        $    (.42)       $    1.79
                                                             =========        =========        =========        =========

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